Exhibit 21
PREFORMED LINE PRODUCTS COMPANY
SUBSIDIARIES
Domestic Subsidiaries:
     Direct Power and Water Corporation
Albuquerque, New Mexico
Foreign Subsidiaries:
     Australia
Preformed Line Products (Australia) Ltd.
Sydney, Australia
     Brazil
PLP-Produtos Para Linhas Preformados Ltd.
Sao Paulo, Brazil
     Canada
Preformed Line Products (Canada) Ltd.
Cambridge, Ontario, Canada
     China
Beijing PLP Conductor Line Products Co., Ltd.
Beijing, China
     Indonesia
PT Dulmison Indonesia
Bekasi, Indonesia
     Malaysia
Preformed Line Products (Malaysia) Snd. Bhd
Selangor, Malaysia
     Mexico
Preformados de Mexico S.A. de C.V.
Queretaro, Mexico
     Poland
PLP-Belos SA
Beilsko-Biala, Poland
     South Africa
Preformed Line Products (South Africa) Pty. Ltd.
Pietermaritzburg, Natal
Republic of South Africa
     Spain
APRESA — PLP Spain, S. A.
Sevilla, Spain

     Thailand
Preformed Line Products (Asia) Ltd.
Bangkok, Thailand

Preformed Line Products (Thailand) Ltd.
Bangkok, Thailand
     United Kingdom
Preformed Line Products (Great Britain) Ltd.
Andover, Hampshire, England